Exhibit 10.38

FIRST AMENDMENT
TO THE
COOPER CAMERON CORPORATION
SAVINGS-INVESTMENT PLAN FOR HOURLY EMPLOYEES

     WHEREAS, effective as of January 1, 1995, Cooper Cameron Corporation (hereinafter referred to as the “Company”) assumed the sponsorship of the Cameron Iron Works USA, Inc. Savings-Investment Plan for Hourly Employees and renamed said plan the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees (hereinafter referred to as the “Plan”); and

     WHEREAS, the Plan is maintained for the benefit of employees of the Company at its Oil Tool Division represented by South Texas District Lodge 37, International Association of Machinists and Aerospace Workers (hereinafter referred to as the “Union”); and

     WHEREAS, the Company and the Union have agreed to make certain revisions to the Plan with respect to the provisions relating to loans and withdrawals;

     NOW, THEREFORE, effective as of April 1,1995, the Plan is hereby amended in the respects hereinafter set forth.

     1. Section 7.1 of the Plan is hereby amended to provide as follows:

     7.1 Loans. Any Participant of the Plan may elect to borrow from his Employee Before-Tax Contribution Account and his Employee After-Tax Contribution Account pursuant to the provisions of this Section 7.1. Loans shall be made available to Participants on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants. No loan to any Participant shall be made to the extent that such loan would exceed 50% of the Participant’s total vested balance in his Separate Account; provided, however, that no loan shall be greater than $50,000 minus the highest outstanding plan loan balance of the Participant during the preceding 12 months. In addition to such rules as the Company may adopt, all loans shall comply with the following terms and conditions:

     (i) An application for a loan by a Participant shall be made in writing to the Company,

     (ii) The period of repayment for any loan shall be determined by mutual agreement of the Company and the borrowing Participant, but such period shall be one, two, three, four or five years.

     (iii) Each loan shall be made against collateral, being a security interest in the Participant’s entire right, title and interest in and to his total vested balance of his Separate Account, supported by the Participant’s promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

     (iv) Each loan shall bear interest at a reasonable rate to be fixed, from time to time, in accordance with procedures adopted by the Company.

     (v) A Participant may have no more than one loan outstanding at any time, and a period of six months must have elapsed from the repayment of a loan by a Participant before another loan shall be made to said Participant.

     (vi) A loan shall be made in $100 increments, provided, however, that no loan shall be less than $1,000.

     (vii) The method of repayment shall be by payroll deduction, which, to the extent permitted by law, shall be irrevocable until the loan has been repaid in full, and full lump sum repayment will be allowed without penalty at the end of any month. In the event that a Participant is no longer subject to payroll deductions for any reason, including but not limited to termination of employment, retirement, disability or authorized leave of absence, the Participant shall be required to continue to make all loan payments when due.

     (viii) Loans shall be made on a pro-rata basis from the Participant’s Employee Before-Tax Contribution Account and Employee After-Tax Contribution Account,

     (ix) Repayments of loans shall be made to the Participant’s Separate Account in accordance with his current applicable investment election.

     (x) In the event of death or default, the Participant will be deemed to have received a distribution of his Employee After-Tax Contribution Account, and his Employee Before-Tax Contribution Account, to repay the entire unpaid principal balance plus interest accrued.

     2. Section 7.2 of the Plan is hereby amended to provide as follows:

     7.2 Withdrawal of Employee After-Tax Contributions and Employer Matching Contributions. Any Participant who has vested interest in his Employer Matching Contribution Account may withdraw all, but no less than all, of the balance in his Employee After-Tax

2

Contribution Account and his Employer Matching Contribution Account. Any Participant who does not have a vested interest in his Employer Matching Contribution Account may withdraw all, but not less than all, of the balance in his Employee After-Tax Contribution Account. Either of such withdrawals shall be requested at least ten days prior to the date thereof by notifying the Company in writing and such withdrawal may be made only as of the last day of a calendar month. In the event that a Participant makes such a withdrawal, he shall not be permitted to make any contributions to his Employee After-Tax Contribution Account or Employee Before-Tax Contribution Account for a period of at least six months following the date of such withdrawal. If a Participant makes a withdrawal pursuant to this Section 7.2, he may not make another such withdrawal until he has resumed his Employee After-Tax Contributions and/or Employee Before-Tax Contributions for at least twelve months.

Executed at Houston, Texas, this 14 day of October, 1995.

COOPER CAMERON CORPORATION

By:	/s/ Jane L. Crowder

Title: Director, Compensation & Benefits

3

Exhibit 10.38

SECOND AMENDMENT
TO THE
COOPER CAMERON CORPORATION
SAVINGS-INVESTMENT PLAN FOR HOURLY EMPLOYEES

     WHEREAS, effective as of January 1, 1995, Cooper Cameron Corporation (hereinafter referred to as the “Company”) assumed the sponsorship of the Cameron Iron Works USA, Inc. Savings-Investment Plan for Hourly Employees and renamed said plan the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees (hereinafter referred to as the “Plan”); and

     WHEREAS, the Plan is maintained for the benefit of employees of the Company at its Oil Tool Division represented by South Texas District Lodge 37, International Association of Machinists and Aerospace Workers (hereinafter referred to as the “Union”); and

     WHEREAS, the Plan has been amended and restated to comply with the provisions of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986 and subsequent tax legislation; and

     WHEREAS, the Plan has been amended on one occasion;

     WHEREAS, in order to receive a favorable determination letter from the Internal Revenue Service with respect to the qualification of the Plan, the Plan must be amended in certain respects;

     NOW, THEREFORE, effective as of July 1, 1992, the Plan is hereby amended in the respects hereinafter set forth.

     1. Subparagraph (ii) of Section 4.12 of the Plan is hereby amended to provide as follows:

     (ii) Such Participant’s compensation as defined in Paragraph (d) of Section A.1 of Appendix A (including, however, any deferrals not includible in gross income under Section 125, 402(e)(3), 402(h) or 403(b) of the Code) for the Plan Year.

     2. Section 4.12 of the Plan is hereby amended by the deletion of the third sentence and the immediately following parenthetical sentence thereof.

     3. Section 7.2 of the Plan is hereby amended by the revision of the sixth sentence thereof to provide:

In the event a Participant who does not have a vested interest in his Employer Matching Contribution Account withdraws the balance in his Employee After-Tax Contribution Account, the balance of his Employer

Matching Contribution Account shall be forfeited, if any portion of his Employee After-Tax Contribution Account so withdrawn was attributable to mandatory contributions as defined in Section 41l(c)(2)(C) of the Code, and such forfeiture shall be applied to the next Employer Matching Contribution obligation of the Employer.

Executed at Houston, Texas, this 22nd day of September, 1997.

COOPER CAMERON CORPORATION

By:	/s/ Franklin Myers

Title: Sr. Vice President

 2

Exhibit 10.38

THIRD AMENDMENT TO
COOPER CAMERON CORPORATION
SAVINGS INVESTMENT PLAN
FOR HOURLY EMPLOYEES

     WHEREAS, COOPER CAMERON CORPORATION (the “Company”) has heretofore adopted the COOPER CAMERON CORPORATION SAVINGS INVESTMENT PLAN FOR HOURLY EMPLOYEES (the “Plan”) for the benefit of its eligible employees; and

     WHEREAS, the Company desires to amend the Plan to incorporate certain revisions required by recent legislative developments and to make certain other changes to the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

I.	Effective as of December 12, 1994, the following new Section 13.7 of the Plan shall be added to Article XIII of the Plan:

     “13.7 Uniformed Services Employment and Reemployment Rights Act Requirements Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.”

II.	Effective as of January 1, 1995, Appendix A of the Plan shall be deleted and the attached Appendix A shall be substituted therefor.

III.	Effective as of April 1, 1996:

1.	Section 1.1(37) of the Plan shall be deleted.

2.	Section 6.1 of the Plan shall be deleted and the following shall be substituted therefor:

          “6.1 Crediting of Contributions. All amounts contributed as Employee Before-Tax Contributions, Employee After-Tax Contributions, and Employer Matching Contributions shall be credited to the appropriate Separate Account of each Participant and invested as soon as administratively feasible following their receipt by the Trustee.”

3.	Section 6.2 of the Plan shall be deleted and the following shall be substituted therefor:

          “6.2 Valuation of Participant’s Interest. The balance of each Participant’s Separate Account shall reflect the result of daily pricing of the assets in which such Account is invested from the time of receipt by the Trustee until the time of distribution.”

4.	Section 6.3 of the Plan shall be deleted.

5.	The first sentence of Section 8.4 of the Plan shall be deleted and the following shall be substituted therefor:

“Distribution of the entire balance of the Participant’s Separate Accounts as of his Settlement Date shall be made in the manner hereinafter set forth.”

6.	The following phrase shall be added at the end of subparagraph (a) of Section 8.4 of the Plan:

“(provided, however, that such Participant or Beneficiary may elect to receive the vested portion of his Account that is invested in the common stock of the Company distributed in the form of whole shares of such stock with the value of any fractional shares to be paid in cash).”

7.	The phrase “prior to age 70 1/2” contained in the first sentence of subparagraph (b) of Section 8.4 shall be deleted and the following shall be substituted therefor:

“(provided, however, that such Participant or Beneficiary may elect to receive the vested portion of his Account that is invested in the common stock of the Company distributed in the form of whole shares of such stock with the value of any fractional shares to be paid in cash).”

8.	Subparagraph 4(i) of Section 8.5 of the Plan (under the heading “Mandatory Distribution Values of a Participant’ shall be deleted and the following shall be substituted therefor:

“(i)	The balance of the Participant’s Separate Account as of the last day in the calendar year immediately preceding the distribution calendar year.”

9.	A new Section 10.7 of the Plan shall be added as follows:

“Section 10.7 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, direct expenses of the Employer and the Plan Administrator in the administration of the Plan, and the cost of furnishing any bond or security required of the Plan Administrator shall be paid by the Trustee from the Trust, and, until paid, shall constitute a claim against the Trust which is paramount to the claims of Participants and Beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from the Trust shall cease to exist to the extent such expenses are paid by the

Company and (b) in the event the Trustee’s compensation is to be paid, pursuant to this Section, from the Trust, any individual serving as Trustee who already receives full-time pay from an Employer or an association of Employers whose employees are Participants, or from an employee organization whose members are Participants, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Company.”

10.	Subparagraph (a) of Section 12.3 of the Plan shall be deleted and the following shall be substituted therefor:

     “(a) As of the termination date, any previously unallocated contributions, forfeitures, and net income (or net loss) shall be allocated among the Separate Accounts of the Participants as of such date according to the provisions of Article VI. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Participants until the balances of the Accounts are distributed.

IV.	Effective as of January 1, 1997:

1.	Section 1.1(7) of the Plan shall be deleted and the following shall be substituted therefor:

     “(7) The term “Eligible Earnings” shall mean the compensation within the meaning of Section 415(c)(3) of the Code, subject to the provisions of section 414(q)(6), paid during a Plan Year by the Employer to a Participant while a Participant, including all base earnings computed on straight time hourly rates for work performed, excluding however, shift differential, leaderman pay, trainer pay, overtime pay, bonuses, incentive or other supplemental pay, and any Before-Tax Contributions contributed under the Plan or any other extraordinary compensation with respect to such Participant during such Plan Year and elective Employer Contributions made on behalf of a Participant that are not includable in gross income under Section 125, Section 402(a)(8), Section 402(h) and Section 403(b) of the Code, but excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation (other than Employee Before-Tax Contributions), and welfare benefits. Notwithstanding the foregoing, the Eligible Earnings of a Participant taken into account for purposes of the Plan shall be limited to $170,000 for any Plan Year, with such limitation to be: (a) adjusted automatically to reflect any amendments to Section 401(a)(17) of the Code and any cost-of-living increases authorized by Section 401(a)(17) of the Code; and (b) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.”

2.	Section 1.1(23) of the Plan shall be deleted and the following shall be substituted therefor:

     “(23) The term “Highly Compensated Employee” shall mean each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the “Determination Year”) and who:

(a) Is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the “Look-Back Year”); or

(b) Receives compensation (within the meaning of section 414(q)(4) of the Code; “compensation” for purposes of this Paragraph) in excess of $80,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year and is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(5) of the Code) ranked on the basis of compensation received during the year.

For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer and (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee’s fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a “highly compensated employee” set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.”

3.	Section 1.1(26)(b) of the Plan shall be deleted and the following shall be substituted therefor:

“(b) such services are performed under primary direction or control by the Recipient; and”

4.	Section 4.11 of the Plan shall be deleted and the following shall be substituted therefor:

     “4.11 Limitation on Employer Matching Contributions and Employee After-Tax Contributions. Notwithstanding any other provision of the Plan to the contrary, the Company shall take such action as it deems appropriate to limit the amount of Employee After-Tax Contributions, Employer Matching Contributions, and qualified nonelective contributions made by or on behalf of each Highly Compensated Employee each Plan Year under the Plan to the extent necessary to insure that the contribution percentage requirement under Section 401(m) of the Code is not exceeded. Such Code Section and Treasury Regulations relating thereto are hereby incorporated into the Plan by reference. Testing performed pursuant to Section 401(m) of the Code shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1. Anything to the contrary herein notwithstanding, if, for any Plan Year, the sum of the aggregate Employer Matching Contributions and Employee After-Tax Contributions allocated to the Separate Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Matching Contributions and Employee After-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to this Section, an excess amount shall be determined by reducing first, Employee After-Tax Contributions made by, and second, Employer Matching Contributions made on behalf of, Highly Compensated Employees in order of their highest contribution percentages in accordance with Section 401(m)(6)(B)(ii) of the Code and Treasury Regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed by or on behalf of such Highly Compensated Employees in accordance with Section 401(m)(6)(C) of the Code and the Treasury Regulations thereunder (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. Employer Matching Contributions shall be forfeited pursuant to this Section only if distribution of all vested Employer Matching Contributions is insufficient to meet the requirements of this Section. If vested Employer Matching Contributions are distributed to a Participant and nonvested Employer Matching Contributions remain credited to such Participant’s Accounts, such nonvested Employer Matching Contributions shall vest at the same rate as if such distribution had not been made. The income or loss allocable to contributions determined to be excess pursuant to this Section shall be determined by the Company in accordance with applicable rules and regulations. Notwithstanding any distributions pursuant to the foregoing provisions, contributions determined to be excess pursuant to this Section shall be treated as Annual Additions for purposes of Appendix A.”

5.	Section 4.12 of the Plan shall be deleted and the following shall be substituted therefor:

     “4.12 Limitation on Employee Before-Tax Contributions. Notwithstanding any other provision of the Plan to the contrary, the

Company shall take such action as it deems appropriate to limit the amount of Employee Before-Tax Contributions under the Plan made on behalf of each Highly Compensated Employee for each Plan Year to the extent necessary to insure that the actual deferral percentage requirement under Section 401(k) of the Code is not exceeded. This Section 4.12 shall be interpreted, applied, and to the extent necessary, deemed modified without formal amendment thereto so as to satisfy solely the minimum requirements of Section 401(k) of the Code, and the Treasury Regulations regarding such requirements are hereby incorporated into the Plan by reference. The average deferral percentage testing applied under Section 401(k) of the Code shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1. If, for any Plan Year, the aggregate Employee Before-Tax Contributions under the Plan made by the Company on behalf of Highly Compensated Employees exceeds the maximum amount of Employee Before-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to this Section 4.12, an excess amount (hereinafter referred to as ‘Excess Contributions’) shall be determined by reducing Employee Before-Tax Contributions made on behalf of Highly Compensated Employees in order of their highest actual deferral percentages in accordance with Section 401(k)(8)(B)(ii) of the Code and the Treasury regulations thereunder. Once determined, such Excess Contributions shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with Section 401(k)(8)(C) of the Code and the Treasury Regulations thereunder before the end of the next following Plan Year. The income or loss allocable to contributions determined to be excess pursuant to this Section shall be determined by the Company in accordance with applicable rules and regulations “

6.	Section 8.5 shall be deleted and the following shall be substituted therefor:

     “8.5 Limitation on Commencement of Distribution. Notwithstanding any provision in the Plan to the contrary, all distributions required under this Article VIII shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed Treasury Regulations. Accordingly, the entire interest of a Participant in his Separate Account must be distributed or must begin to be distributed no later than the Participant’s Mandatory Distribution Date. A Participant’s Mandatory Distribution Date shall be determined as follows:

(i) The Mandatory Distribution Date of a Participant who attains age 70 1/2 on or after January 1, 1988 shall be April 1, 1990, or the first day of April following the calendar year in which the Participant attains age 70 1/2, which ever is later.

(ii) The Mandatory Distribution Date of a Participant who attains age 70 1/2 before January 1, 1988 shall be the first day of April following the calendar year in which the later of the Participant’s termination of employment or attainment of age 70 1/2 occurs.

If the Participant dies on or after the Participant’s Mandatory Distribution Date, the remaining portion of the Participant’s Separate Account must continue to be distributed at least as rapidly as under the method of distribution in effect at the Participant’s death. If, however, the Participant dies before his Mandatory Distribution Date, distribution of the Participant’s Separate Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.”

V.	Effective as of August 5, 1997, the phrase “or Section 401(a)(13) of the Code relating to certain judgments and settlements” shall be added after the phrase “qualified domestic relations orders” in the first sentence of Section 8.7 of the Plan.

VI.	Effective as of January 1, 1998, the monetary amount “$3,500” in Section 8.4 of the Plan shall be deleted in each place that it appears and the monetary amount “$5,000” shall be substituted therefor.

VII.	Effective as of January 1, 1999:

1.	The first sentence of Section 4.1 of the Plan shall be deleted and the following shall be substituted therefor:

“Commencing with the date as of which an Eligible Employee becomes a Participant, such Participant may elect to have Employee Before-Tax Contributions, in integral percentages of 1% to 20% of his Eligible Earnings, made on his behalf to the Plan and credited to his Employee Before-Tax Contribution Account; provided, however, that Employee Before-Tax Contributions and any elective deferrals (as defined in Section 402(g)(3) of the Code) made by a Participant under all other qualified plans maintained by the Company or any Affiliate shall not exceed $10,500 (or such higher dollar amount as shall be in effect for such calendar year in accordance with the adjusted factor prescribed under Sections 402(g)(5) and 415(d) of the Code) during a calendar year.”

2.	Section 4.2 of the Plan shall be deleted and the following shall be substituted therefor:

     “4.2 Election to Change or Suspend Employee Before Tax Contributions. A Participant may suspend or change the percentage of his Eligible Earnings which he has contributed on his behalf to the Plan as Employee Before-Tax Contributions in accordance with the procedures and within the time period prescribed by the Plan Administrator; provided, however, that such Participant shall be limited to selecting an amount of his Eligible Earnings which does not exceed the limitations specified in Sections 4.1 and 4.12.”

3.	Section 4.4 of the Plan shall be deleted and such Section number shall be reserved.

4.	Section 4.6 of the Plan shall be deleted and the following shall be substituted therefor:

     “4.6 Election to Change or Suspend Employee After-Tax Contributions. Any Participant may suspend or change the percentage of his Employee After-Tax Contributions that he contributes to the Plan in accordance with the procedures and within the time period prescribed by the Plan Administrator; provided, however, that he shall be limited to selecting an amount of his Eligible Earnings which does not exceed the limitations specified in Sections 4.9 and 4.11.”

5.	Section 4.7 of the Plan shall be deleted and such Section number shall be reserved.

6.	Section 5.1 of the Plan shall be deleted and the following shall be substituted therefor:

     “5.1 Funds. The assets of the Plan shall be maintained in the investment fund or funds made available from time to time by the Company in accordance with the selection made by each Participant with respect to the contributions in his Account pursuant to Section 5.4 below.”

7.	Section 5.5 of the Plan shall be deleted and the following shall be substituted therefor:

     “5.4 Investment Election.

Any Employee Before-Tax Contributions, Employer Matching Contributions, and any Employee After-Tax Contributions which are credited to a Participant’s Separate Account shall be deposited by the Trustee in such Fund or Funds selected by each Participant in accordance with the provisions of this Section. The Trustee shall have no duty to collect or enforce payment of contributions or inquire into the amount or method used in determining the amount of contributions, and shall be accountable only for contributions received by it.

Each Participant shall designate, in accordance with the procedures established by the Company, the manner in which the amounts allocated to his Separate Account shall be invested from among the Funds. A Participant may designate one of such Funds for all of the contributions to his Separate Account, or he may split the investment of the amounts allocated to such

Separate Account among such Funds in such increments as the Company may prescribe. If a Participant fails to make a designation of 100% of the contributions to his Separate Account, such nondesignated contributions shall be invested in the Fund or Funds designated by the Company from time to time in a uniform and nondiscriminatory manner.

A Participant may change his investment designation for future contributions to be allocated to his Separate Account. Any such change shall be made in accordance with the procedures established by the Company, and the frequency of such changes may be limited by the Company.

A Participant or former Participant may convert his investment designation with respect to amounts already allocated to his Separate Account that are invested in one of the Funds. Any such conversion shall be made in accordance with the procedures established by the Company, and the frequency of such conversions may be limited by the Company.

Notwithstanding any provision in this Section 5.4 to the contrary, in the event any one or more of the Funds is eliminated as an investment fund by the Company, each Participant and former Participant who has an investment election in effect which designates such investment fund for the investment of amounts allocated to such individual’s Separate Account, shall designate a continuing Fund or Funds made available by the Company for the investment of such amounts; provided, however, that in the event such individual fails to make such a designation, such contributions or amounts shall be invested in a the Fund or Funds designated by the Company in a uniform and nondiscriminatory manner.”

VIII.	Effective as of January 1, 2000:

1.	The following sentence shall be added to Section 1.1(10) of the Plan:

“A distribution from the Employee Before-Tax Contribution Account of a Participant who has not attained age 59 1/2 pursuant to Section 7.3 shall not constitute an Eligible Rollover Distribution.”

2.	The word “or” that appears immediately before clause (iii) of Section 1.1(10) of the Plan shall be deleted and the following phrase shall be added at the end of such Section:

“or (iv) a distribution from the Employee Before-Tax Contributions Account of a Participant who has not attained the age of 59 1/2 pursuant to Section 7.3.”

3.	The following sentence shall be added to Section 7.2 of the Plan:

“Any withdrawal hereunder that constitutes an Eligible Rollover Distribution shall be subject to the rollover election described in Section 8.10.”

IX.	Effective as of January 1, 2001:

1.	Sections 8.5 of the Plan shall be deleted and the following shall be substituted therefor:

     “8.5 Limitation on Commencement of Distribution. Notwithstanding any provision in the Plan to the contrary, all distributions required under this Article VIII shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Treasury Regulations. Accordingly, the entire interest of a Participant in his Separate Account must be distributed or must begin to be distributed no later than the Participant’s Mandatory Distribution Date. A Participant’s Mandatory Distribution Date shall be determined as follows:

     (i) The Mandatory Distribution Date of a Participant who has attained age 70½ before January 1, 2001, shall be April 1 of the calendar year following the calendar year in which such Participant attains the age 70½.

     (ii) The Mandatory Distribution Date of a Participant who attains age 70½ after December 31, 2000, shall be April 1 of the calendar year following the later of (A) the calendar year in which such Participant attains the age 70½ or (B) the calendar year in which such Participant terminates his employment with the Company (provided, however, that clause (B) of this sentence shall not apply in the case of a Participant who is a ‘five-percent owner’ (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains the age 70½).

     (iii) If the Participant dies on or after the Participant’s Mandatory Distribution Date, the remaining portion of the Participant’s Separate Account must continue to be distributed at least as rapidly as under the method of distribution in effect at the Participant’s death. If, however, the Participant dies before his Mandatory Distribution Date, the Mandatory Distribution Date shall be (A) if payable to other than the Participant’s spouse, the last day of the one-year period following the death of such Participant or (B) if payable to the Participant’s spouse, after the date upon which such Participant would have attained the age 70½, unless such surviving spouse dies before payments commence, in which case the Mandatory Distribution Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

The preceding provisions of this Section notwithstanding, a Participant may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder. Further, a Participant (other than a Participant who is a ‘five-percent owner’ (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains the age 70½) who attains age 70½ in calendar year 1998, 1999 or 2000 may elect to defer his Mandatory Disbursement Date until no later than April 1 of the calendar year following the later of (A) the calendar year in which such Participant attains the age 70½ or (B) the calendar year in which such Participant terminates his employment with the Company, provided, that such election is made by the end of the calendar year in which such Participant attains age 70½.”

X.	Effective January 1, 2002, the following provisions shall be added at the end of Section 8.5 of the Plan:

“With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provisions of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.”

XI.	As amended hereby, the Plan is specifically ratified and reaffirmed.

       EXECUTED, this 19th day of October, 2001.

COOPER CAMERON CORPORATION

By:	/s/ Jane L. Crowder

	Name:	Jane L. Crowder

	Title:	VP, Human Resources

APPENDIX A

SECTION 415 LIMITATIONS

     Section 1. Application. The provisions set forth in this Appendix A are intended solely to comply with the requirements of Section 415 of the Code, as amended, and shall be interpreted, applied, and if and to the extent necessary, deemed modified without further formal language so as to satisfy solely the minimum requirements of said Section. For such purposes, the limitations of Section 415 of the Code, as amended, are hereby incorporated by reference and made part hereof as though fully set forth herein, but shall be applied only to particular Plan benefits in accordance with the provisions of this Appendix A, to the extent such provisions are not consistent with Section 415 of the Code. If there is any discrepancy between the provisions in this Appendix A and the provisions of Section 415 of the Code, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the Code.

     Section 2. Definitions. For purposes of this Appendix, the following terms and phrases shall have these respective meanings:

     (a) “Annual Additions” of a Participant for any Limitation Year shall mean the total of (A) the Employer Matching Contributions, Employee Before-Tax Contributions, Employee After-Tax Contributions, and forfeitures, if any, allocated to such Participant’s Accounts for such year, (B) Participant’s contributions, if any, (excluding any Rollover Contributions) for such year, and (C) amounts referred to in Sections 415(l)(1) and 419A(d)(2) of the Code.

     (b) “415 Compensation” shall mean the total of all amounts paid by the Employer to or for the benefit of a Participant for services rendered or labor performed for the Employer which are required to be reported on the Participant’s federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), subject to the following adjustments and limitations:

     (1) The following shall be included:

                    (A) From and after January 1, 1998, elective deferrals (as defined in Section 402(g)(3) of the Code) from compensation to be paid by the Employer to the Participant;

                    (B) Any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includable in the gross income of the Participant by reason of Section 125 or 457 of the Code; and

                    (C) From and after January 1, 2001, any amounts that are not includable in the gross income of a Participant under a salary reduction agreement by reason of the application of Section 132(f) of the Code.

     (2) The 415 Compensation of any Participant taken into account for purposes of the Plan shall be limited to $170,000 for any Plan Year with such limitation to be:

                    (A) Adjusted automatically to reflect any amendments to Section 401(a)(17) of the Code and any cost-of-living increases authorized by Section 401(a)(17) of the Code; and

                    (B) Prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

     (c) “Limitation Year” shall mean the Plan Year.

     (d) “Maximum Annual Additions” of a Participant for any Limitation Year shall mean the lesser of (1) $30,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by Section 415(d) of the Code) or (2) 25% of such Participant’s 415 Compensation during such Limitation Year, except that the limitation in this Clause (2) shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service with the Company or a Controlled Entity that is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

     Section 3. Limitations and Corrections. Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Participant’s Account for any Limitation Year exceed the Maximum Annual Additions for such Participant’s for such year. If as a result of allocation of forfeitures, a reasonable error in estimating a Participant’s compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of Section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions that would be credited to a Participant’s Account for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Participant for such year, the excess Annual Additions which, but for this Appendix, would have been allocated to such Participant’s Account shall be disposed of as follows:

     (a) First, any such excess Annual Additions in the form of Employee Before-Tax Contributions on behalf of such Participant shall be distributed to such Participant, adjusted for income or loss allocated thereto; and

     (b) Next, any such excess Annual Additions in the form of Employer Matching Contributions and forfeitures shall, to the extent such amounts would otherwise have been allocated to such Participant’s Account, be treated as a forfeiture.

     Section 4. Multiple Plans. For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Appendix only, a “Controlled Entity” (other than an affiliated service group member within the meaning of

Section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Participant’s Account for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Section would exceed the Maximum Annual Additions for such Participant for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

     Section 5. Contribution Adjustments. If the limitations set forth in this Appendix would not otherwise be met for any Limitation Year, the Employee Before-Tax Contributions elections of affected Participants may be reduced by the Employer on a temporary and prospective basis in such manner as the Employer shall determine.

Exhibit 10.38

FOURTH AMENDMENT TO THE
COOPER CAMERON CORPORATION
SAVINGS-INVESTMENT PLAN FOR HOURLY EMPLOYEES

     WHEREAS, Cooper Cameron Corporation (the “Company”) and other Employers have heretofore adopted the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees (the “Plan”); and

     WHEREAS, the Company desires to amend the Plan on behalf of itself and all Employers to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), with such amendments intended as good faith compliance with the requirements of EGTRRA and to be construed in accordance with EGTRRA and guidance issued thereunder; and

     WHEREAS, the Company also desires to amend the Plan on behalf of itself and all Employers with respect to certain new claims procedure rules based upon regulations issued by the Department of Labor; and

     WHEREAS, the Company also desires to amend the Plan on behalf of itself and all Employers with respect to minimum distribution requirements utilizing the model amendments provided under Revenue Procedure 2002-29;

     NOW, THEREFORE, the Plan shall be amended as follows and such amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of such amendments:

     1. Effective as of January 1, 2002, the reference to “$170,000” in Section 1.1(7) of the Plan and Section 2(b)(2) of Appendix A of the Plan shall be deleted and the reference to “$200,000” shall be substituted therefor.

     2. Effective with respect to distributions made from the Plan after December 31, 2001, Section 1.1(9) of the Plan shall be deleted and the following shall be substituted therefor:

     “(9) Eligible Retirement Plan: Any of: an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified plan described in Section 401(a) of the Code, which, under its provisions does, and under applicable law may, accept an Eligible Rollover Distribution, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.”

     3. Effective with respect to distributions made from the Plan after December 31, 2001, the following shall be added to Section 1.1(10) of the Plan:

“Notwithstanding the foregoing or any other provision of the Plan, (A) any amount that is distributed from the Plan on account of hardship shall not be an Eligible Rollover Distribution and no election may be made to have any portion of such a distribution paid directly to an Eligible Retirement Plan and (B) a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.”

     4. Effective as of January 1, 2002, the first sentence of Section 4.1 of the Plan shall be deleted and the following shall be substituted therefor:

“Commencing with the date as of which an Eligible Employee becomes a Participant, such Participant may elect to have Employee Before-Tax Contributions, in integral percentages of 1% to 20% of his Eligible Earnings, made on his behalf to the Plan and credited to his Employee Before-Tax Contribution Account; provided, however, that Employee Before-Tax Contributions and any elective deferrals (as defined in Section 402(g)(3) of the Code) under all other plans, contracts and arrangements of the Company or any Affiliate on behalf of any Participant for any calendar year shall not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year.”

     5. Effective as of January 1, 2002, the following shall be added to Section 4.12 of the Plan:

“The foregoing notwithstanding, the multiple use test described in Treasury Regulation § 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.”

     6. Effective for distributions from the Plan made after December 31, 2001, the following new paragraph shall be added to Section 8.4 of the Plan:

     “Notwithstanding the provisions of the Plan regarding availability of distributions from the Plan upon ‘termination of employment,’ a Participant’s Separate Accounts shall be distributed on account of the Participant’s ‘severance from employment’ as such term is used in Section 401(k)(2)(B)(i)(I) of the Code. Distributions permitted under the Plan upon a Participant’s ‘severance from employment’ pursuant to the preceding sentence shall apply for distributions after December 31, 2001 regardless of when the severance from employment occurred.”

     7. Effective as of January 1, 2002, the reference to “Section 7.9” in Section 10.2 of the Plan shall be deleted and the reference to “Section 10.4” shall be substituted therefor.

     8. Effective for Plan benefit claims filed after December 31, 2001, Section 10.4 of the Plan shall be deleted and the following shall be substituted therefor:

     “10.4 Claims Procedures. Claims for Plan benefits and reviews of Plan benefit claims which have been denied or modified will be processed in accordance with the written Plan claims procedures established by the Cooper Cameron Corporation Plans Administration Committee, which procedures are hereby incorporated by reference as a part of the Plan and may be amended from time to time by such committee.”

     9. Effective as of January 1, 2002, Section 2(d) of Appendix A to the Plan shall be deleted and the following shall be substituted therefor:

     “(d) ‘Maximum Annual Additions’ of a Participant for any Limitation Year shall mean the lesser of (a) $40,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by Section 415(d) of the Code) or (B) 100% of such Participant’s 415 Compensation during such Limitation Year, except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service with the Employer or an Affiliate that is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.”

     10. Effective as of January 1, 2003, a new Section 1.1(27A) shall be added to the Plan as follows:

     “(27A) The term ‘Permanent and Total Disability’ shall mean when a Participant has been determined to be disabled under any Company-sponsored long-term disability plan, or if such Participant is not eligible for coverage under any such plan, then such Participant shall be considered totally and permanently disabled if such Participant has been determined eligible to receive Social Security disability benefits under the Federal Social Security Act. A Participant shall cease to be Permanently and Totally Disabled for purposes of the Plan as of the date he ceases to be eligible for such benefits.”

     11. Effective as of January 1, 2003, Section 8.1(b) of the Plan shall be deleted and the following shall be substituted therefor:

     “(b) the date such Participant’s employment with the Employer or an Affiliate is terminated because of Permanent and Total Disability.”

     12. Effective as of January 1, 2003, the following new Section 8.5A shall be added to Article VIII of the Plan:

     “8.5A Minimum Distribution Requirements.

     (a) The provisions of this Section 8.5A will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 Distribution Calendar Year.

     (b) The requirements of this Section 8.5A will take precedence over any inconsistent provisions of the Plan.

     (c) All distributions required under this Section 8.5A will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

     (d) Notwithstanding the other provisions of this Section 8.5A, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

     (e) The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

     (1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 701/2, if later.

     (2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

     (3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

     (4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph (disregarding item (1) above), will apply as if the surviving spouse were the Participant.

For purposes of this Paragraph (e) and Paragraph (g) below, unless item (4) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If item (4) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under item (1) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under item (1) above), the date distributions are considered to begin is the date distributions actually commence. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraphs (f) and (g) of this Section 8.5A, whichever is applicable. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

     (f) During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

     (1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

     (2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

Required minimum distributions will be determined under this Paragraph (f) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

     (g) If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

     (1) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

     (2) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

     (3) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

     (h) If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in item (1), (2) or (3) of Paragraph (g), whichever is applicable. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under item (1) of Paragraph (e), this Paragraph (h) will apply as if the surviving spouse were the Participant. Notwithstanding the foregoing, if the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Paragraph (e) above but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this Paragraph will apply as if the surviving spouse were the Participant.

     (i) For purposes of this Section 8.5A, the following terms and phrases shall have these respective meanings:

     (1) Designated Beneficiary: The individual who is designated as a Participant’s Beneficiary under Section 9.1 of the Plan and is a Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

     (2) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Paragraph (e). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

     (3) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

     (4) Participant’s Account Balance. The balance in a Participant’s Accounts as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s Accounts as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. A Participant’s Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

     (5) Requiring Beginning Date. With respect to a Participant or Beneficiary, the date described in Section 8.5 of the Plan.”

     13. As amended hereby, the Plan is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the party has caused these presents to be executed this 19th day of December, 2002, effective for all purposes as provided above.

COOPER CAMERON CORPORATION

By:	/s/ Jane Crowder

	Name:	Jane Crowder

	Title:	VP, Human Resources

Exhibit 10.38

FIFTH AMENDMENT TO THE
COOPER CAMERON CORPORATION
SAVINGS-INVESTMENT PLAN FOR HOURLY EMPLOYEES

     WHEREAS, Cooper Cameron Corporation (the “Company”) and other Employers have previously adopted the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees (the “Plan”);

     WHEREAS, the Company desires to freeze participation in and temporarily suspend contributions and deferrals to the Plan effective for periods after December 31, 2004; and

     WHEREAS, the Company desires to amend the Plan to incorporate provisions reflecting Participants’ and Beneficiaries’ rights to vote shares of Company Stock held in their Separate Accounts under the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

I.	Effective as of April 1, 1996:

1.	A new Section 1.1(6A) shall be added to the Plan as follows:

     “(6A) The term “Company Stock” shall mean the common stock of Cooper Cameron Corporation.”

2.	A new Section 1.1(6B) shall be added to the Plan as follows:

     “(6B) The term “Company Stock Fund” shall mean the investment fund established to invest in Company Stock and maintained pursuant to the provisions of Section 5.5.”

3.	A new Section 5.6 shall be added to the Plan as follows:

                         “5.6 Company Stock Fund.

In addition to the other investment funds made available by the Company under the Plan, the Company shall cause the Company Stock Fund to be established and maintained at all times pursuant to Section 5.1. Except as specifically provided otherwise, the assets of the Company Stock Fund shall be invested by the Trustee solely in Company Stock; provided, however, that the Company Stock Fund may hold an amount of cash to the extent required in lieu of holding fractional shares of Company Stock. The Trustee shall receive Company Stock from the Company or purchase Company Stock in the market; provided, however, that any such purchase shall be made only in exchange for fair market value as determined by the Trustee.”

4.	A new Section 5.7 shall be added to the Plan as follows:

                         “5.7 Voting of Company Stock in the Company Stock Fund.

Each Participant or Beneficiary who has shares of Company Stock allocated to his Separate Account shall be a named fiduciary with respect to the voting of Company Stock held thereunder and shall have the following powers and responsibilities:

(a)	Prior to each annual or special meeting of the shareholders of the Company, the Company shall cause to be sent to each Participant and Beneficiary who has Company Stock allocated to his Separate Account and invested in the Company Stock Fund under the Plan a copy of the proxy solicitation material therefor, together with a form requesting confidential voting instructions, with respect to the voting of such Company Stock as well as the voting of Company Stock for which the Trustee does not receive instructions. Each such Participant and/or Beneficiary shall instruct the Trustee to vote the number of such uninstructed shares of Company Stock equal to the proportion that the number of shares of Company Stock allocated to his Separate Account and invested in the Company Stock Fund bears to the total number of shares of Company Stock in the Plan for which instructions are received. Upon receipt of such a Participant’s or Beneficiary’s instructions, the Trustee shall then vote in person, or by proxy, such shares of Company Stock as so instructed.

(b)	The Company shall cause the Trustee to furnish to each Participant and Beneficiary who has Company Stock allocated to his Separate Account and invested in the Company Stock Fund under the Plan notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Company Stock made to the Trustee. The Trustee shall request from each such Participant and Beneficiary instructions as to the tendering or exchanging of Company Stock allocated to his Separate Account and invested in the Company Stock Fund and the tendering or exchanging of Company Stock for which the Trustee does not receive instructions. Each such Participant shall instruct the Trustee with respect to the tendering or exchanging of Company Stock for which the Trustee does not receive instructions. Each such Participant shall instruct the Trustee with respect to the tendering or exchanging of the number of such uninstructed shares of Company Stock equal to the proportion that the number of the shares of Company Stock allocated to his Separate Account and invested in the Company Stock Fund bears to the total number of shares of Company Stock in the Plan for which instructions are received. The Trustee shall provide Participants and Beneficiaries with a reasonable period of time in which they may consider any such tender or exchange offer for, or request or invitation for tenders or exchanges of, Company Stock made to the Trustee. Within the time specified by the Trustee, the Trustee shall tender or exchange such Company Stock as to which the Trustee has received instructions to tender or exchange from Participants and Beneficiaries.

(c)	Instructions received from Participants and Beneficiaries by the Trustee regarding the voting, tendering, or exchanging of Company Stock shall be held in strictest confidence and shall not be divulged to any other person, including officers or employees of the Company, except as otherwise required by law, regulation or lawful process.”

II.	Effective as of December 31, 2004, notwithstanding any provision of the Plan to the contrary:

(a)	No Employee who is not a Participant in the Plan as of December 31, 2004 shall become a Participant in the Plan; and

(b)	The Employer hereby temporarily suspends all contributions to the Plan effective for periods after December 31, 2004 and, pending the lifting of such suspension by the Employer, no contributions of any sort shall be made to the Plan for any period after December 31, 2004.

III.	Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

IV.	As amended hereby, the Plan is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 17th day of December, 2004, effective for all purposes as provided above.

COOPER CAMERON CORPORATION

By:	/s/ Jane Schmitt

	Name:	Jane Schmitt

	Title:	VP, Human Resources